UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) NOVEMBER 10, 2008 (NOVEMBER 7, 2008)

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 10, 2008, Nortel Networks Corporation (the “Company”) issued a press release concerning its financial results for the third quarter of 2008 and a revised full-year 2008 outlook. Such press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.

The Company owns all of Nortel Networks Limited’s (“NNL”) common shares and NNL is the Company’s principal direct operating subsidiary

Item 2.05	Costs Associated with Exit or Disposal Activities

On November 7, 2008, the Boards of Directors of the Company and NNL, approved a further restructuring plan (the “2009 Restructuring Plan”). Under the 2009 Restructuring Plan, Nortel expects to implement a net reduction of its global workforce of approximately 1,300 positions, during 2008 and 2009. As well, during 2008 and 2009, Nortel plans to shift approximately 200 additional positions from higher-cost to lower-cost locations. Upon completion, the plan is expected to result in annual gross savings of approximately $190 million, with total charges to earnings and cash outlays of approximately $130 million. Approximately 60% of the charges are expected to be incurred in 2008 and the remainder in 2009, and approximately 15% of the cash outlays are expected to be incurred in 2008 and the remainder in 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2008, the Company announced that David Drinkwater, Chief Legal Officer of the Company and NNL, will assume the role of Senior Advisor effective January 1, 2009 until his retirement on February 28, 2009.

Item 8.01	Other Events

On November 10, 2008, the Company issued a press release announcing a revised business model and the departure of certain senior executives under the heading “New Operating Model”; additional cost reduction initiatives under the heading “Cost Reductions and Cash Management”; and the suspension of the declaration of dividends on NNL preferred shares under the heading “Nortel Networks Limited Preferred Share Dividends” (collectively the “Other Events Information”). A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and the Other Events Information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on November 10, 2008.

The press release attached hereto as Exhibit 99.1 is deemed furnished in accordance with General Instruction B.2 to Form 8-K, except for the following portions of Exhibit 99.1, which are intended to be deemed filed rather than furnished: (i) the information provided under the heading “New Operating Model”; (ii) the information provided under the heading “Cost Reductions and Cash Management”; and (iii) the information provided under the heading “NNL Preferred Share Dividends”.

This Current Report on Form 8-K contains forward-looking statements. The safe harbour statement contained in the press release attached hereto as Exhibit 99.1 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/S/ GORDON A. DAVIES
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

By:	/S/ ANNA VENTRESCA
Anna Ventresca
Assistant Secretary

Dated: November 10, 2008